CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under caption “Experts” and to the incorporation by reference in the Registration Statement on Form SB-2 (Pre-Effective Amendment No. 5) of Assured Pharmacy Inc., pertaining to 13,612,500 shares of Common Stock of Assured Pharmacy, Inc., of our report dated April 2, 2007, with respect to the consolidated financial statement of Assured Pharmacy, Inc., included in the Annual Report (Form 10-KSB) for the year ended December 31, 2006.

/s/ Miller Ellin & Company LLP
Certified Public Accountants

New York, New York
January 29, 2008